EXHIBIT 3.2

                                 CODE OF BY-LAWS

                                       OF

                            WHITE RIVER CAPITAL, INC.

                                   ARTICLE I

                                     Offices

     Section 1. Principal Office. The principal office (the "Principal Office") of White River Capital, Inc. (the "Corporation") shall be at 250 North Shadeland Avenue, Indianapolis, Indiana 46219, or such other place as shall be determined by resolution of the Board of Directors of the Corporation (the "Board").

     Section 2. Other Offices. The Corporation may have such other offices at such other places within or without the State of Indiana as the Board may from time to time designate, or as the business of the Corporation may require.

                                   ARTICLE II

                                      Seal

     Section 1. Corporate Seal. The Corporation shall not adopt a corporate seal, and the use of a corporate seal shall not be necessary to validate any corporate act. Should it become necessary or appropriate for some reason to utilize a corporate seal at any time, the Chief Executive Officer may cause one to be prepared and used on behalf of the Corporation.

                                  ARTICLE III

                              Shareholder Meetings

     Section 1. Place of Meeting. Every meeting of the shareholders of the Corporation (the "Shareholders") shall be held at the Principal Office, unless a different place is specified in the notice or waiver of notice of such meeting or by resolution of the Board or the Shareholders, in which event such meeting may be held at the place so specified, either within or without the State of Indiana.

     Section 2. Annual Meeting. The annual meeting of the Shareholders (the "Annual Meeting") shall be held each year at 10:00 a.m. on the second (2nd) Tuesday of the fifth (5th) month following the end of each fiscal year (or, if such day is a legal holiday, on the next succeeding day not a legal holiday), for the purpose of electing directors of the Corporation ("Directors") and for the transaction of such other business as may legally come before the Annual Meeting. If for any reason the Annual Meeting shall not be held at the date and time herein provided, the same may be held at any time thereafter, or the business to be transacted at such Annual Meeting may be transacted at any special meeting of the Shareholders (a "Special Meeting") called for that purpose.

     Section 3. Notice of Annual Meeting. Written or printed notice of the Annual Meeting, stating the date, time and place thereof, shall be delivered or mailed by the Secretary or an Assistant Secretary to each Shareholder of record entitled to notice of such Meeting, at such address as appears on the records of the Corporation, at least ten (10) and not more than sixty (60) days before the date of such Meeting.

     Section 4. Special Meetings. Special Meetings, for any purpose or purposes (unless otherwise prescribed by law), may be called by only the Chairman of the Board (the "Chairman") or by the Board or the Chief Executive Officer if no Chairman shall be elected or appointed by the Board or in the case of the absence or disability of the Chairman, pursuant to a resolution adopted by a majority of the total number of Directors of the Corporation, to vote on the business proposed to be transacted thereat. All requests for Special Meetings shall state the purpose or purposes thereof, and the business transacted at such Meeting shall be confined to the purposes stated in the call and matters germane thereto.

     Section 5. Notice of Special Meetings. Written or printed notice of all Special Meetings, stating the date, time, place and purpose or purposes thereof, shall be delivered or mailed by the Secretary or the officer calling the Meeting to each Shareholder of record entitled to notice of such Meeting, at such address as appears on the records of the Corporation, at least ten (10) and not more than sixty (60) days before the date of such Meeting.

     Section 6. Waiver of Notice of Meetings. Notice of any Annual or Special Meeting (a "Meeting") may be waived in writing by any Shareholder, before or after the date and time of the Meeting specified in the notice thereof, by a written waiver delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Shareholder's attendance at any Meeting in person or by proxy shall constitute a waiver of (a) notice of such Meeting, unless the Shareholder at the beginning of the Meeting objects to the holding of or the transaction of business at the Meeting, and (b) consideration at such Meeting of any business that is not within the purpose or purposes described in the Meeting notice, unless the Shareholder objects to considering the matter when it is presented.

     Section 7. Quorum. At any Meeting, the holders of a majority of the voting power of all shares of the Corporation (the "Shares") issued and outstanding and entitled to vote at such Meeting represented in person or by proxy, shall constitute a quorum for the election of Directors or for the transaction of other business, unless otherwise provided by law, the Corporation's Articles of Incorporation, as the same may, from time to time, be amended and/or restated (the "Articles") or this Code of By-Laws, as the same may, from time to time, be amended (these "By-Laws"). If, however, a quorum shall not be present or represented at any Meeting, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting of the date, time and place of the adjourned Meeting, unless the date of the adjourned Meeting requires that the Board fix a new record date (the "Record Date") therefor, in which case notice of the adjourned Meeting shall be given. At such adjourned Meeting, if a quorum shall be present or represented, any business may be transacted that might have been transacted at the Meeting as originally scheduled.

     Section 8. Voting. At each Meeting, every Shareholder entitled to vote shall have one vote for each Share standing in his name on the books of the Corporation as of the Record Date fixed by the Board for such Meeting, except as otherwise provided by law or the Articles, or these By-Laws, and except that no Share shall be voted at any Meeting upon which any installment is due and unpaid. Upon the demand of any Shareholder voting in person, voting for Directors and voting upon any other question properly before a Meeting, shall be by ballot. A plurality vote shall be necessary to elect any Director, and on all other matters, the action or a question shall be approved if the number of votes cast thereon in favor of the action or question exceeds the number of votes cast opposing the action or question, except as otherwise provided by law or the Articles.

     Section 9. Written Consents.

          Clause 9.1 Unanimous Written Consents. Any action required or permitted to be taken at a Meeting of the Shareholders may be taken without a Meeting if the action is taken in writing by all of the Shareholders. The action so taken must be evidenced by a written consent (which may be in multiple counterparts) describing the action taken, signed by each Shareholder, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last Shareholder signs the consent unless the consent specifies a prior or subsequent effective date, in which case the action is effective on or as of the specified date. A consent signed by all of the Shareholders shall have the same effect as if the action taken by consent was taken at a Meeting of the Shareholders and may be described as having been taken at a Meeting of the Shareholders.

          Clause 9.2 Majority Written Consents. If the Corporation does not have a class of voting shares registered with the Securities and Exchange Commission under Section 12 of the Securities and Exchange Act of 1934 at the time action is to be taken and if the action is taken in accordance with Indiana Code Section 23-1-29-4.5, any action required or permitted to be taken at a Meeting of the Shareholders may be taken without a Meeting and without a vote if the action is taken in writing by Shareholders having at least the minimum number of votes necessary to authorize the action at a Meeting at which all Shareholders entitled to vote were present and voted. The action so taken must be evidenced by a written consent (which may be in multiple counterparts) describing the action taken, signed by Shareholders having the requisite number of votes, bearing the date of signature of each Shareholder who signs the consent and included in the minutes or filed with the corporate records reflecting the action taken. Action taken by majority written consent is effective when, within sixty (60) days after the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of Shareholders to take action are delivered to the Corporation, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. No prior notice shall be required for actions taken pursuant to this Clause 9.2. A consent obtained pursuant to this Clause 9.2 and Indiana Code Section 23-1-29-4.5 shall have the same effect as if the action taken by consent was taken at a Meeting of the Shareholders and may be described as having been taken at a Meeting of the Shareholders.

     Section 10. Shareholder List. The Secretary shall prepare before each Meeting a complete list of the Shareholders entitled to notice of such Meeting, arranged in alphabetical order by class of Shares (and each series within a class), and showing the address of, and the number of Shares entitled to vote held by, each Shareholder (the "Shareholder List"). Beginning five (5) business days before the Meeting and continuing throughout the Meeting, the Shareholder List shall be on file at the Principal Office or at a place identified in the Meeting notice in the city where the Meeting will be held, and shall be available for inspection by any Shareholder entitled to vote at the Meeting. On written demand, made in good faith and for a proper purpose and describing with reasonable particularity the Shareholder's purpose, and if the Shareholder List is directly connected with the Shareholder's purpose, a Shareholder (or such Shareholder's agent or attorney authorized in writing) shall be entitled to inspect and to copy the Shareholder List, during regular business hours and at the Shareholder's expense, during the period the Shareholder List is available for inspection. The original stock register or transfer book (the "Stock Book"), or a duplicate thereof, shall be the only evidence as to who are the Shareholders entitled to examine the Shareholder List, or to notice of or to vote at any Meeting.

     Section 11. Proxies. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact. Such writing shall be evidenced by a signature or causing the signature to be affixed to the writing by any reasonable process, including by facsimile signature. The Shareholder also may transmit, or authorize the transmission of, an electronic submission to the holder of the proxy, a proxy solicitation firm, or a proxy support service organization or similar agency authorized by the person who will be the holder of the proxy to receive the electronic submission. Such electronic submission shall be accompanied by or contain information from which it can be determined that the electronic submission was transmitted or authorized by the Shareholder. No proxy shall be valid after eleven (11) months from the date of its execution, unless a shorter or longer time is expressly provided therein.

     Section 12. Notice of Shareholder Business. At an Annual Meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the Meeting. To be properly brought before an Annual Meeting, business must be (a) specified in the notice of Meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the Meeting by or at the direction of the Board, or (c) otherwise properly brought before the Meeting by a Shareholder. For business to be properly brought before an Annual Meeting by a Shareholder, the Shareholder must have the legal right and authority to make the proposal for consideration at the Meeting and the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days prior to the Meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the Meeting is given or made to Shareholders (which notice or public disclosure shall include the date of the Annual Meeting specified in these By-Laws, if such By-Laws have been filed with the Securities and Exchange Commission and if the Annual Meeting is held on such date), notice by the Shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and record address of the Shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the Shareholder, and
(d) any material  interest of the

Shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 12. The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Meeting that business was not properly brought before the Meeting and in accordance with the provisions of this Section 12, and if he should so determine, he shall so declare and any such business not properly brought before the Meeting shall not be transacted. At any Special Meeting of the Shareholders, only such business shall be conducted as shall have been brought before the Meeting by or at the direction of the Board.

     Section 13. Notice of Shareholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at a Meeting of Shareholders by or at the direction of the Board, by any nominating committee or person appointed by the Board or by any Shareholder of the Corporation entitled to vote for the election of Directors at the Meeting who complies with the notice procedures set forth in this Section 13. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days prior to the Meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the Meeting is given or made to Shareholders (which notice or public disclosure shall include the date of the Annual Meeting specified in these By-Laws, if such By-Laws have been filed with the Securities and Exchange Commission and if the Annual Meeting is held on such date), notice by the Shareholders to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Meeting was mailed or such public disclosure was made. Such Shareholder's notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the Shareholder giving the notice (i) the name and record address of such Shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such Shareholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 13. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the Meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, the defective nomination shall be disregarded.

     Section 14. Shareholder Disclosure and Ownership Procedures.

          Clause 14.1 Purpose. To preserve important characteristics of the Corporation for Federal income tax purposes, to protect the Corporation and its Shareholders against undisclosed efforts to assume or influence control of the Corporation, its operations and policies, and to facilitate communication among the Corporation and its Shareholders, these disclosure procedures and ownership procedures shall apply to all holders and Beneficial Owners of the Corporation's Shares.

          Clause 14.2 Definitions. As used in this Section 14, the following definitions apply:

               (a) "Beneficial Ownership" shall generally be deemed to be held by a person to whom the economic value of shares ultimately inures and who has the power directly or indirectly to dispose of the subject Shares and shall be interpreted in a manner consistent with the use of "ownership" including "constructive ownership" under Section 382 of the Internal Revenue Code. Broker-dealers and investment advisers holding shares solely as nominee for clients in the ordinary course, and the Depository Trust Company, generally shall not be deemed to hold Beneficial Ownership.

               (b) "Initiation Date" means the date shares are first issued by the Corporation.

          Clause 14.3  Disclosure  Procedures.  Pursuant to Section  6.08 of the
     Articles  and  general  authority  of  the  Board,   these  procedures  for
     disclosure of Beneficial Ownership of Shares are established.

               (a) Owners Required To Provide Information. From the Initiation Date until December 31, 2015:

                    (i) Every Beneficial Owner of more than 4.5% of the outstanding Shares within thirty (30) days after the end of each fiscal quarter, shall give written notice to the Corporation stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional
                    Beneficial Ownership information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's Federal income tax characteristics (including ownership changes that have occurred or may occur for purposes of Section 382 of the Internal Revenue Code) or on control of the Corporation's outstanding voting Shares or to ensure compliance with this Section 14;

                    (ii) Each Person who is a Beneficial Owner of Shares and (to the extent permitted by law) each Person (including the Shareholder of record) holding shares for a Beneficial Owner or as nominee shall provide or confirm to the Corporation such information relating to a Beneficial Owner's present and past Beneficial Ownership of Shares or changes therein that is in such person's possession or can be acquired without unreasonable expense and that the Corporation may request, in good faith, in order to determine the Corporation's Federal income tax characteristics (including ownership changes that have occurred or may occur for purposes of Section 382 of the Internal Revenue Code) or on control of the Corporation's outstanding voting shares and to comply with requirements of any taxing authority or governmental authority, to determine such compliance or to ensure compliance with this Section 14.

                    (iii) Paragraph (a) of this Clause does not require information to be reported that the Beneficial Owner has previously reported to the Corporation or that has been previously reported on the Beneficial Owner's behalf. If there has been no change in information previously reported, it need not be reported again under paragraph (a), unless the Corporation requests confirmation under paragraph (a) or
                    (b). This Section does not require the disclosure of the names of the beneficial owners of a private trust created in good faith and not for the purpose of circumventing this Section.

                    (iv)  The  Corporation  may,  from  time  to  time,   demand
                    compliance with this Clause 14.3 by Beneficial Owners through their record holders or nominee holders who hold Share positions as to which the Beneficial Owner has not been disclosed and which position includes Shares as to which the Beneficial Owner has not been disclosed and such Shares exceed 4.5% of the issued and outstanding Shares. Any record holder or nominee holder that holds Shares for a Beneficial Owner who has not authorized disclosure of such Beneficial Owner's identity, and which record holder or nominee determines that information is not required to be reported to the Corporation under paragraph (a) because no such undisclosed Beneficial Owner is the Beneficial Owner of more than 4.5% of the outstanding Shares, may comply with this Section on behalf of such Beneficial Owner by delivering a Compliance Certificate to the Corporation.

               (b) Notice of Purported Acquisition of Prohibited Shares. Any Person who purports to acquire Beneficial Ownership of Prohibited Shares (as defined in the Articles) shall forthwith give written notice of such event to the Corporation.

          Clause 14.4 Disclosure Compliance. To ensure compliance with the disclosure procedures set forth in Clause 14.3, the following sanctions shall apply.

               (a) Distributions Withheld. The Corporation shall withhold payment of any dividend or distribution otherwise payable in respect of Shares (or property or securities into which such Shares may be converted or for which they may be exchanged in a merger or share exchange transaction) the Beneficial Owner of which has failed (or the Corporation reasonably believes has failed) to comply with these disclosure procedures, whether payable in cash, property, Shares, other securities or rights to subscribe for securities. Such distributions or property shall be payable only at such time as the Corporation determines the subject
          Beneficial  Owner  has  complied  with  these  disclosure  procedures;
          provided that if such distribution is to be made with respect to subscription rights or similar time- sensitive rights that required action or exercise by the Beneficial Owner before a time that has passed or elapsed, such rights shall be deemed expired and the Beneficial Owner shall be deemed to have elected to forfeit such rights.

               (b) Vote Disregarded. The Corporation shall disregard the affirmative vote on any action by Shareholders on any matter, whether at a Meeting or by written consent, purported to be cast in respect of Shares the holder or Beneficial Owner of which has failed (or the Corporation reasonably believes has failed) to comply with these disclosure procedures, unless such vote is cast in a manner consistent with a recommendation of the Board in respect of such matter; provided, that if such Shares are represented in person or by proxy at a Meeting of Shareholders, such Shares shall be counted in determining the presence of a quorum.

               (c) Remedial Transfer. At or before the close of business on the date ten (10) business days following delivery by the Corporation of a compliance demand notice to the nominee or holder of record of Shares the Beneficial Owner of which has failed to comply with these disclosure procedures to the effect that a remedial transfer will be effected under this provision, the nominee or holder of record shall effect the disposition of Beneficial Ownership by the non-compliant Beneficial Owner of the Shares and deliver a Disposition Certificate to the Corporation. If the disposition of Shares is not effected or a Disposition Certificate is not timely delivered, then the nominee or record holder of such Shares to whom the compliance demand notice is delivered shall forthwith transfer or cause the certificate or other evidence of ownership of the subject Shares to be transferred to the agent ("Agent") identified by the Corporation in such notice for further disposition in accordance with Clause 14.6.

          Clause 14.5 Certifications.

               (a) "Disposition Certificate" is a certificate of a person known to the Corporation to be the record holder, nominee holder or Beneficial Owner of Shares, executed by such person or, if an entity, a duly authorized representative of such person, subject to penalties for perjury, or a written opinion of counsel acceptable to the Corporation in its reasonable discretion, to the effect that Beneficial Ownership of the Shares the holder or Beneficial Owner of which has failed to comply with this Section, have been effectively transferred such that no Beneficial Owner whose Shares are included within the position of such nominee or record holder is required to report information to the Corporation under this Section 14 that has not been disclosed.

               (b) "Compliance Certificate" is a certificate of a person known to the Corporation to be the record holder or nominee holder of Shares, executed by such person or, if an entity, a duly authorized representative of such person, subject to penalties for perjury, or a written opinion of counsel acceptable to the Corporation in its reasonable discretion, to the effect that no Beneficial Owner whose Shares are included within the position of such nominee or record holder is required to report information to the Corporation under this
          Section 14 that has not been disclosed.

          Clause 14.6 Remedial Transfer Procedures. If the Agent acquires Shares for remedial transfer under Clause 14.4 the Agent shall sell such shares in an arm's-length transaction consistent with applicable law as promptly as practicable. The proceeds of such sale shall be referred to as "Sales
     Proceeds." Upon such sale, the Agent shall pay to the transferring Beneficial Owner an amount equal to the Sales Proceeds of such shares, less transaction expenses, such as brokerage fees, and any expenses incurred by the Corporation or the Agent (including the reasonable fees and expenses of counsel) incurred in enforcing this Section against such Beneficial Owner ("Transaction and Enforcement Expenses").

          Clause 14.7 Prompt Enforcement Against Acquiror. Within thirty (30) business days of learning that a Beneficial Owner, record holder or nominee has failed to effect a remedial transfer required by Clause 14.4 the Corporation through its Secretary shall demand by delivering notice to the Beneficial Owner, record holder or nominee, that the Beneficial Owner, record holder or nominee surrender to the Agent the certificates representing the Shares required to be transferred, duly endorsed for transfer (or effect a transfer of such Shares to the Agent by a book entry transaction), and if such surrender or transfer is not made within thirty
     (30) business days from the date of such demand, the Corporation shall institute legal proceedings to compel such transfer; provided, however, that nothing in this Clause 14.7 shall preclude the Corporation in its discretion from immediately bringing legal proceedings without prior demand; and provided, further, that failure of the Corporation to act within the time periods set out in this Clause 14.7 shall not constitute a waiver of any right of the Corporation to compel any transfer required by, or take any action permitted by, this Section 14.

          Clause 14.8 Remedies Not Limited. Nothing contained in this Section 14 shall limit the authority of the Board of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its Shareholders including actions to protect and preserve the Corporation's status under Section 382 of the Internal Revenue Code. Without limiting the foregoing, the Board may exclude any Shareholder whom it reasonably believes has failed to comply with this Section 14 from any offering of Corporation securities that is otherwise made available to Shareholders.

          Clause 14.9 Severability. In the event that a court of competent jurisdiction shall determine in a final non-appealable order that any provision of this Section 14 is unenforceable or illegal in any respect, the unenforceable or illegal provision shall be severed from the remaining provisions of this Section 14 and such remaining provisions shall remain in full force and effect.

                                   ARTICLE IV

                               Board of Directors

     Section 1. Number. The business and affairs of the Corporation shall be managed by a Board of not less than three (3) nor more than twelve (12) Directors, as may be specified from time to time by resolution adopted by a majority of the total number of the Corporation's Directors. If and whenever the Board has not specified the number of Directors, the number shall be four (4). The Board may elect or appoint, from among its members, a Chairman of the Board (the "Chairman"), who need not be an employee of the Corporation. The Chairman shall preside at all Shareholder Meetings and Board Meetings and shall have such other powers and perform such other duties as are incident to such position and as may be assigned by the Board or these By-Laws.

     Section 2. Vacancies and Removal. Any vacancy occurring in the Board shall be filled as provided in the Articles. Shareholders shall be notified of any increase in the number of Directors and the name, principal occupation and other pertinent information about any Director elected by the Board to fill any vacancy. Any Director, or the entire Board, may be removed from office only as provided in the Articles.

     Section 3. Powers and Duties. In addition to the powers and duties expressly conferred upon it by law, the Articles or these By-Laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not inconsistent with the law, the Articles or these By-Laws.

     Section 4. Annual Board Meeting. Unless otherwise determined by the Board, the Board shall meet each year immediately after the Annual Meeting, at the place where such Meeting has been held, for the purpose of organization, election of Officers of the Corporation (the "Officers") and consideration of any other business that may properly be brought before such annual meeting of the Board (the "Annual Board Meeting"). No notice shall be necessary for the holding of the Annual Board Meeting. If the Annual Board Meeting is not held as above provided, the election of Officers may be held at any subsequent duly constituted meeting of the Board (a "Board Meeting").

     Section 5. Regular Board Meetings. Regular meetings of the Board ("Regular Board Meetings") may be held at stated times or from time to time, and at such place, either within or without the State of Indiana, as the Board may determine, without call and without notice.

     Section 6. Special Board Meetings. Special meetings of the Board ("Special Board Meetings") may be called at any time or from time to time, and shall be called on the written request of at least two (2) Directors, by the Chairman or the Chief Executive Officer, by causing the Secretary or any Assistant Secretary to give to each Director, either personally or by mail, telephone, telegraph, teletype or other form of wire or wireless communication at least two (2) days' notice of the date, time and place of such Meeting. Special Board Meetings shall be held at the Principal Office or at such other place, within or without the State of Indiana, as shall be specified in the respective notices or waivers of notice thereof.

     Section 7. Waiver of Notice and Assent. A Director may waive notice of any Board Meeting before or after the date and time of the Board Meeting stated in the notice by a written waiver signed by the Director and filed with the minutes or corporate records. A Director's attendance at or participation in a Board Meeting shall constitute a waiver of notice of such Meeting and assent to any corporate action taken at such Meeting, unless (a) the Director at the beginning of such Meeting (or promptly upon his arrival) objects to holding of or transacting business at the Meeting and does not thereafter vote for or assent to action taken at the Meeting; (b) the Director's dissent or abstention from the action taken is entered in the minutes of such Meeting; or (c) the Director delivers written notice of his dissent or abstention to the presiding Director at such Meeting before its adjournment, or to the Secretary immediately after its adjournment. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

     Section 8. Quorum. At all Board Meetings, a majority of the number of Directors designated for the full Board (the "Full Board") shall be necessary to constitute a quorum for the transaction of any business, except (a) that for the purpose of filling of vacancies a majority of Directors then in office shall constitute a quorum, and (b) that a lesser number may adjourn the Meeting from time to time until a quorum is present. The act of a majority of the Board present at a Meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Articles or these By-Laws.

     Section 9. Audit and Other Committees of the Board. The Board shall, by resolution adopted by a majority of the Full Board, designate an Audit Committee comprised of two (2) or more Directors, which shall have such authority and exercise such duties as shall be provided by resolution of the Board. The Board may, by resolution adopted by such majority, also designate other regular or special committees of the Board ("Committees"), in each case comprised of two
(2) or more Directors and to have such powers and exercise such duties as shall be provided by resolution of the Board.

     Section 10. Resignations. Any Director may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect when delivered unless the notice specifies a later effective date. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE V

                                    Officers

     Section 1. Officers. The Officers shall be the Chief Executive Officer, the President, one (1) or more Vice Presidents, the Secretary and the Treasurer, and may include one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers and such other Officers as may be chosen by the Board at such time in such manner and for such terms as the Board may prescribe. Any two (2) or more offices may be held by the same person. The Board may from time to time elect or appoint such other Officers as it shall deem necessary, who shall exercise such powers and perform such duties as may be prescribed from time to time by these By-Laws or, in the absence of a provision in these By-Laws in respect thereto, as may be prescribed from time to time by the Board.

     Section 2. Election of Officers. The Officers shall be elected by the Board at the Annual Board Meeting and shall hold office for one (1) year or until their respective successors shall have been duly elected and shall have qualified; provided, however, that the Board may at any time elect one or more persons to new or different offices and/or change the title, designation and duties and responsibilities of any of the Officers consistent with the law, the Articles and these By-Laws.

     Section 3. Vacancies; Removal. Any vacancy among the Officers may be filled for the unexpired term by the Board. Any Officer may be removed at any time by the affirmative vote of a majority of the Full Board.

     Section 4. Delegation of Duties. In the case of the absence, disability, death, resignation or removal from office of any Officer, or for any other reason that the Board shall deem sufficient, the Board may delegate, for the time being, any or all of the powers or duties of such Officer to any other Officer or to any Director.

     Section 5. Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board, shall have general charge and supervision and authority over the business and affairs of the Corporation, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Board. If and so long as, the Chief Executive Officer shall be a duly elected and incumbent member of the Board, the Chief Executive Officer may be designated as Chairman and shall preside at all Shareholder Meetings and, if designated as Chairman or if no other Director is designated as Chairman, at Board Meetings.

     Section 6. President. The President shall be Chief Operating Officer, subject to the control of the Chief Executive Officer and the Board, and shall have general charge of and supervision and authority over the operations of the Corporation, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Chief Executive Officer or the Board. In the case of the absence or disability of the Chief Executive Officer, the President shall fulfill the duties of the Chief Executive Officer.

     Section 7. Vice Presidents. Each of the Vice Presidents shall have such powers and perform such duties as may be prescribed for him by the Board or delegated to him by the President. The Board may elect or appoint one (1) or more Vice Presidents with one (1) or more descriptive words as part of any such Officer's formal title and which indicate such Vice President's ranking seniority or scope of authority. In the case of the absence, disability, death, resignation or removal from office of the President, the powers and duties of the President shall, for the time being, devolve upon and be exercised by the Chief Executive Officer or by such one (1) of the Vice Presidents as the Board or the Chief Executive Officer may designate, or, in the absence of the Chief Executive Officer, if there be but one (1) Vice President, then upon such Vice President; and he or she shall thereupon, during such period, exercise and perform all of the powers and duties of the President, except as may be otherwise provided by the Board.

     Section 8. Secretary. The Secretary shall have the custody and care of the corporate seal (if one exists), records, minutes and the Stock Book of the Corporation; shall (unless other arrangements for taking of the minutes are made by the Board) attend all Shareholder Meetings and Board Meetings, and duly record and keep the minutes of their proceedings in a book or books to be kept for that purpose; shall give or cause to be given notice of all Shareholder Meetings and Board Meetings when such notice shall be required; shall file and take charge of all papers and documents belonging to the Corporation; and shall have such other powers and perform such other duties as are incident to the office of secretary of a business corporation, subject at all times to the direction and control of the Board, the Chief Executive Officer or the President.

     Section 9. Assistant Secretaries. Each of the Assistant Secretaries shall assist the Secretary in his duties and shall have such other powers and perform such other duties as may be prescribed for him by the Board or delegated to him by the Chief Executive Officer or the President. In case of the absence, disability, death, resignation or removal from office of the Secretary, his powers and duties shall, for the time being, devolve upon such one of the Assistant Secretaries as the Board, the Chief Executive Officer or the President may designate, or, if there be but one Assistant Secretary, then upon such Assistant Secretary; and he shall thereupon, during such period, exercise and perform all of the powers and duties of the Secretary, except as may be otherwise provided by the Board.

     Section 10. Treasurer. The Treasurer shall have control over all records of the Corporation pertaining to moneys and securities belonging to the Corporation; shall have charge of, and be responsible for, the collection, receipt, custody and disbursements of funds of the Corporation; shall have the custody of all securities belonging to the Corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall disburse the funds of the Corporation as may be ordered by the Board, taking proper receipts or making proper vouchers for such disbursements and preserving the same at all times during his term of office. When necessary or proper, he shall endorse on behalf of the Corporation all checks, notes or other obligations payable to the Corporation or coming into his possession for or on behalf of the Corporation, and shall deposit the funds arising therefrom, together with all other funds and valuable effects of the Corporation coming into his possession, in the name and the credit of the Corporation in such depositories as the Board from time to time shall direct, or in the absence of such action by the Board, as may be determined by the Chief Executive Officer or the President. The Treasurer shall also have such other powers and perform such other duties as are incident to the office of treasurer of a business corporation, subject at all times to the direction and control of the Board, the Chief Executive Officer and the President.

     If required by the Board, the Treasurer shall give the Corporation a bond, in such an amount and with such surety or sureties as may be ordered by the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 11. Assistant Treasurers. Each of the Assistant Treasurers shall assist the Treasurer in his duties, and shall have such other powers and perform such other duties as may be prescribed for him by the Board or delegated to him by the Chief Executive Officer or the President. In case of the absence, disability, death, resignation or removal from office of the Treasurer, his powers and duties shall, for the time being, devolve upon such one of the Assistant Treasurers as the Board, the Chief Executive Officer or the President may designate, or, if there be but one Assistant Treasurer, then upon such Assistant Treasurer; and he shall thereupon, during such period, exercise and perform all the powers and duties of the Treasurer except as may be otherwise provided by the Board. If required by the Board, each Assistant Treasurer shall likewise give the Corporation a bond, in such amount and with such surety or sureties as may be ordered by the Board, for the same purposes as the bond that may be required to be given by the Treasurer.

                                   ARTICLE VI

                             Certificates for Shares

     Section 1. Certificates. Certificates for Shares ("Certificates") shall be in such form, consistent with law and the Articles, as shall be approved by the Board. Certificates for each class, or series within a class, of Shares shall be numbered consecutively as issued. Each Certificate shall state the name of the Corporation and that it is organized under the laws of the State of Indiana; the name of the registered holder; the number and class and the designation of the series, if any, of the Shares represented thereby; and a summary of the designations, relative rights, preferences and limitations applicable to such class and, if applicable, the variations in rights, preferences and limitations determined for each series and the authority of the Board to determine such variations for future series; provided, however, that such summary may be omitted if the Certificate states conspicuously on its front or back that the Corporation will furnish the Shareholder such information upon written request and without charge. Each Certificate shall be signed (either manually or in facsimile) by (i) the Chief Executive Officer or the President or a Vice President and (ii) the Secretary or an Assistant Secretary, or by any two (2) or more Officers that may be designated by the Board, and may have affixed thereto the corporate seal (if one exists), which may be a facsimile, engraved or printed.

     Section 2. Record of Certificates. Shares shall be entered in the Stock Book as they are issued, and subject to the provisions of the Articles, shall be transferable on the Stock Book by the holder thereof in person, or by his attorney duly authorized thereto in writing, upon the surrender of the outstanding Certificate therefor properly endorsed.

     Section 3. Lost or Destroyed Certificates. Any person claiming a Certificate to be lost or destroyed shall make affidavit or affirmation of that fact and, if the Board or the Chief Executive Officer shall so require, shall give the Corporation and/or the transfer agents and registrars, if they shall so require, a bond of indemnity, in form and with one (1) or more sureties satisfactory to the Board or the Chief Executive Officer and/or the transfer agents and registrars, in such amount as the Board or the Chief Executive Officer may direct and/or the transfer agents and registrars may require, whereupon a new Certificate may be issued of the same tenor and for the same number of Shares as the one alleged to be lost or destroyed.

     Section 4. Shareholder Addresses. Every Shareholder shall furnish the Secretary with an address to which notices of Meetings and all other notices may be served upon him or mailed to him, and in default thereof notices may be addressed to him at his last known address or at the Principal Office.

     Section 5.  Uncertificated  Shares. To the extent permitted by Indiana Code
Section 23-1-26-7, and to the extent authorized by the Board, the Corporation may issue some or all of its Shares without certificates, subject to such regulations and limitations as may be adopted by the Board.

                                  ARTICLE VII

                           Corporate Books and Records

     Section 1. Places of Keeping. Except as otherwise provided by law, the Articles or these By-Laws, the books and records of the Corporation (including the "Corporate Records," as defined in the Articles) may be kept at such place or places, within or without the State of Indiana, as the Board may from time to time by resolution determine or, in the absence of such determination by the Board, as shall be determined by the Chief Executive Officer.

     Section 2. Stock Book. The Corporation shall keep at the Principal Office the original Stock Book or a duplicate thereof, or, in case the Corporation employs a stock registrar or transfer agent within or without the State of Indiana, another record of the Shareholders in a form that permits preparation of a list of the names and addresses of all the Shareholders, in alphabetical order by class of Shares, stating the number and class of Shares held by each Shareholder (the "Record of Shareholders").

     Section  3.  Inspection  of  Corporate  Records.  Any  Shareholder  (or the
Shareholder's agent or attorney authorized in writing) shall be entitled to inspect and copy at his expense, after giving the Corporation at least five (5) business days' written notice of his demand to do so, the following Corporate
Records: (1) the Articles; (2) these By-Laws; (3) resolutions adopted by the Board of Directors with respect to one (1) or more classes or series of Shares and fixing their relative rights, preferences, and limitations, if Shares issued pursuant to those resolutions are outstanding; (4) minutes of all Shareholder Meetings and records of all actions taken by the Shareholders without a Meeting (collectively, "Shareholders Minutes") for the prior three (3) years; (5) all written communications by the Corporation to the Shareholders including the financial statements furnished by the Corporation to the Shareholders for the prior three (3) years; (6) a list of the names and business addresses of the current Directors and the current Officers; and (7) the most recent Annual Report of the Corporation as filed with the Secretary of State of Indiana. Any Shareholder (or the Shareholder's agent or attorney authorized in writing) shall also be entitled to inspect and copy at his expense, after giving the Corporation at least five (5) business days' written notice of his demand to do so, the following Corporate Records, if his demand is made in good faith and for a proper purpose and describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose: (1) to the extent not subject to inspection under the previous sentence, Shareholders Minutes, excerpts from minutes of Board Meetings and of Committee meetings, and records of any actions taken by the Board or any Committee without a Meeting; (2) appropriate accounting records of the Corporation; and (3) the Record of Shareholders.

     Section 4. Record Date. The Board may, in its discretion, fix in advance a Record Date not more than seventy (70) days before the date (a) of any Shareholder Meeting, (b) for the payment of any dividend or the making of any other distribution, (c) for the allotment of rights, or (d) when any change or conversion or exchange of Shares shall go into effect. If the Board fixes a Record Date, then only Shareholders who are Shareholders of record on such Record Date shall be entitled (a) to notice of and/or to vote at any such Meeting, (b) to receive any such dividend or other distribution, (c) to receive any such allotment of rights, or (d) to exercise the rights in respect of any such change, conversion or exchange of Shares, as the case may be, notwithstanding any transfer of Shares on the Stock Book after such Record Date.

     Section 5. Transfer Agents; Registrars. The Board may appoint one or more transfer agents and registrars for its Shares and may require all Certificates to bear the signature either of a transfer agent or of a registrar, or both.


                                  ARTICLE VIII

                    Checks, Drafts, Deeds and Shares of Stock

     Section 1. Checks, Drafts, Notes, Etc. All checks, drafts, notes or orders for the payment of money of or to the Corporation shall, unless otherwise directed by the Board or otherwise required by law, be signed or endorsed by one or more Officers as authorized in writing by the Chief Executive Officer or the President. In addition, the Chief Executive Officer may authorize any one or more employees of the Corporation ("Employees") to sign checks, drafts and orders for the payment of money not to exceed specific maximum amounts as designated in writing by the Chief Executive Officer for any one check, draft or order. When so authorized by the Chief Executive Officer or President, the signature of any such Officer or Employee may be a facsimile signature. Such execution of such drafts made pursuant to an effective dealer agreement duly executed and delivered by an appropriate Officer of the Corporation is authorized.

     Section 2. Deeds, Notes, Bonds, Mortgages, Contracts, Etc. All deeds, notes, bonds and mortgages made by the Corporation, and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party, shall be executed in its name by the Chief Executive Officer, or the President, a Vice President or any other Officer so authorized by the Board and, when necessary or required, the Secretary or an Assistant Secretary shall attest the execution thereof. All written contracts and agreements into which the Corporation enters in the ordinary course of corporate business shall be executed by any Officer or by any other Employee designated by the Chief Executive Officer, or the President or a Vice President to execute such contracts and agreements.

     Section 3. Sale or Transfer of Stock. Subject always to the further orders and directions of the Board, any share of stock issued by any corporation and owned by the Corporation (including reacquired Shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the Chief Executive Officer or the President or a Vice President, and said endorsement shall be duly attested by the Secretary or an Assistant Secretary either with or without affixing thereto the Seal (if any).

     Section 4. Voting of Stock of Other Corporations. Subject always to the further orders and directions of the Board, any share of stock issued by any other corporation and owned or controlled by the Corporation (an "Investment Share") may be voted at any Shareholder Meeting of such other corporation by the Chief Executive Officer or the President. Whenever, in the judgment of the Chief Executive Officer or the President, it is desirable for the Corporation to execute a proxy or give a Shareholder's consent in respect of any Investment Share, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer or the President or a Vice President, and, when necessary or required, shall be attested by the Secretary or an Assistant Secretary either with or without affixing thereto the Seal (if one exists). Any person or persons designated in the manner above stated as the proxy or proxies of the

Corporation shall have full right, power and authority to vote an Investment Share the same as such Investment Share might be voted by the Corporation.

                                   ARTICLE IX

                                   Fiscal Year

     Section 1. Fiscal Year. The Corporation's fiscal year shall begin at the beginning of the first (1st) day of January and end at the close of the last day of December next succeeding.

                                   ARTICLE X

                                   Amendments

     Section 1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, and new By-Laws may be adopted, at any Board Meeting by the affirmative vote of a majority of the Full Board.